  As filed with the Securities and Exchange Commission on December 14, 1994
                                                Registration No. 33-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ---------------

                        HOUSTON INDUSTRIES INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)


               TEXAS                                 74-1885573
    (State or Other Jurisdiction of                (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

           5 POST OAK PARK                              77027
       4400 POST OAK PARKWAY                          (Zip Code)
            HOUSTON, TEXAS
 (Address of Principal Executive Offices)

                               ---------------

                       HOUSTON INDUSTRIES ENERGY, INC.
                LONG-TERM PROJECT INCENTIVE COMPENSATION PLAN
                           (Full Title of the Plan)

                               ---------------

                               WILLIAM A. CROPPER
                          VICE PRESIDENT AND TREASURER
                        HOUSTON INDUSTRIES INCORPORATED
                                5 POST OAK PARK
                             4400 POST OAK PARKWAY
                             HOUSTON, TEXAS  77027
                    (Name and Address of Agent for Service)

                                 (713) 629-3000
        (Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                                             Proposed
          Title of                Amount          Proposed Maximum           Maximum             Amount of
      Securities to be             to be         Offering Price Per         Aggregate          Registration
         Registered             Registered            Share (2)              Offering             Fee (3)
                                                                            Price (2)
- -----------------------------------------------------------------------------------------------------------------
 Common Stock, without
    par value (1) . . . .         250,000              $34.50               $8,625,000           $2,974.16
=================================================================================================================


(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on December 8, 1994.
(3) As no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         NOTE: THE DOCUMENT(S) CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION REQUIRED BY ITEM 1 OF FORM S-8 AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND ANY OTHER INFORMATION REQUIRED BY ITEM 2 OF FORM S-8 WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 UNDER THE SECURITIES ACT. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OR COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This registration statement incorporates herein by reference the following documents which have been filed (File No. 1-7629) with the Commission by Houston Industries Incorporated (the "Company") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

                 1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

                 2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

                 3. The Company's Current Report on Form 8-K dated February 22, 1994; and

                 4. The descriptions of each of (a) the Common Stock, which is contained in the Company's Registration Statement on Form 8-A dated January 14, 1977, as amended by Form 8 dated July 14, 1986, and
         (b) the Company's Rights to Purchase Preference Stock, which is contained in the Company's Registration Statement on Form 8-A dated July 16, 1990.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

         Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

         Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of his duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided for by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

         Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

                                                                 Report or           SEC File or
Exhibit                                                        Registration         Registration    Exhibit
Number                       Description                         Statement             Number       Reference
- ------                       -----------                         ---------             ------       ---------
  4.1*            Restated Articles of Incorporation of        Form 10-Q for the         1-7629            3
                  the Company.                                 quarter ended June
                                                               30, 1993

  4.2*            Amended and Restated Bylaws of the           Form 8-K dated June       1-7629            3
                  Company.                                     29, 1992

  4.3*            Rights Agreement dated July 11, 1990         Form 8-K dated July       1-7629         4(a)(1)
                  between the Company and Texas Commerce       11, 1990
                  Bank National Association, as Rights
                  Agent (Rights Agent), which includes
                  form of Statement of Resolution
                  Establishing Series of Shares
                  designated Series A Preference Stock
                  and form of Rights Certificate.

  4.4*            Agreement and Appointment of Agent           Form 8-K dated July       1-7629         4(a)(2)
                  dated as of July 11, 1990 between the        11, 1990
                  Company and the Rights Agent.


 4.5             Houston Industries Energy, Inc.
                 Long-Term Project Incentive
                 Compensation Plan.

  5              Opinion of Baker & Botts, L.L.P.

 23.1            Consent of Deloitte & Touche LLP

 23.2            Consent of Baker & Botts, L.L.P.
                 (included in Exhibit 5).

  24             Powers of Attorney.

______________________

*        Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 14, 1994.

                                        HOUSTON INDUSTRIES INCORPORATED



                                        By        /s/ Don D. Jordan
                                              (Don D. Jordan, Chairman and
                                               Chief Executive Officer)


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the date indicated.


               Signature                                     Title                             Date
               ---------                                     -----                             ----
            /s/ Don D. Jordan                     Chairman and Chief Executive             December 14, 1994
- ---------------------------------------------     Officer and Director
               (Don D. Jordan)                    (Principal Executive and
                                                  Financial Officer and Director)



          /s/ Mary P. Ricciardello                Comptroller (Principal                   December 14, 1994
- ------------------------------------------         Accounting Officer)
            (Mary P. Ricciardello)



* MILTON CARROLL, JOHN T. CATER,
ROBERT J.CRUIKSHANK, LINNET F. DEILY,
JOSEPH M. HENDRIE,  HOWARD W. HORNE,
ALEXANDER F. SCHILT, KENNETH L.                   Directors                                December 14, 1994
SCHNITZER, SR., D. D. SYKORA, JACK T.
TROTTER, BERTRAM WOLFE


*By        /s/ Hugh Rice Kelly
- ------------------------------------------
    (Hugh Rice Kelly, Attorney-in-Fact)

                               INDEX TO EXHIBITS

                                                            Report or         SEC File or
Exhibit                                                   Registration        Registration    Exhibit
Number                 Description                         Statement            Number       Reference
- ------                 -----------                         ---------            ------       ---------
   4.1*              Restated Articles of                Form 10-Q for           1-7629           3
                     Incorporation of the                the quarter
                     Company.                            ended June 30,
                                                         1993

   4.2*              Amended and Restated Bylaws         Form 8-K dated          1-7629           3
                     of the Company.                     June 29, 1992

   4.3*              Rights Agreement dated July         Form 8-K dated          1-7629        4(a)(1)
                     11, 1990 between the Company        July 11, 1990
                     and Texas Commerce Bank
                     National Association, as
                     Rights Agent (Rights Agent),
                     which includes form of
                     Statement of Resolution
                     Establishing Series of
                     Shares designated Series A
                     Preference Stock and form of
                     Rights Certificate.

   4.4*              Agreement and Appointment of        Form 8-K dated          1-7629        4(a)(2)
                     Agent dated as of July 11,          July 11, 1990
                     1990 between the Company and
                     the Rights Agent.

    4.5              Houston Industries Energy,
                     Inc. Long-Term Project
                     Incentive Compensation Plan.

     5               Opinion of Baker & Botts,
                     L.L.P.

   23.1              Consent of Deloitte & Touche
                     LLP

   23.2              Consent of Baker & Botts,
                     L.L.P.  (included in
                     Exhibit 5).

    24               Powers of Attorney.
- --------------

*Incorporated herein by reference as indicated.